GREENBERG
                                ATTORNEYS AT LAW
                                    TRAURIG

                                                              January 15, 1997

Watsco, Inc.
2665 South Bayshore Drive
Suite 901
Coconut Grove, Florida 33133

         Re:   OFFERING OF COMMON STOCK OF WATSCO, INC.

Gentlemen:

         On the date hereof, Watsco, Inc., a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by the Company of up to 3,450,000 shares of the Company's Common Stock, par value $.50 per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the By-laws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the shares and related matters; (iii) the

             GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL, P.A.
   1221 BRICKELL AVENUE MIAMI, FLORIDA 33131  305-579-0500  FAX 305-579-0717
              MIAMI  FORT LAUDERDALE  WEST PALM BEACH  TALLAHASSEE
                          NEW YORK  WASHINGTON, D.C.


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Watsco, Inc.
January 15, 1997
Page 2

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Registration Statement and the exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records, and instruments.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly and validly authorized and, when issued and delivered in accordance with the Underwriting Agreement to be filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category or persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                   Sincerely,

                                                   GREENBERG, TRAURIG, HOFFMAN,
                                                   LIPOFF, ROSEN & QUENTEL, P.A.